SENSATA TECHNOLOGIES REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

Achieves Record Quarterly Revenue
Awarded Largest Single Design Win in Company's History

Swindon, United Kingdom – July 26, 2022 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensor-rich solutions that create insights for customers, today announced financial results for its second quarter ended June 30, 2022.
"Sensata delivered record revenue in the second quarter, with results in line with guidance despite significant market, supply chain, and foreign currency headwinds. Sensata’s organic revenue growth outpaced underlying markets by 650 basis points and we delivered growth from acquisitions of 280 basis points, offsetting end market declines compared to the prior-year quarter,” said Jeff Cote, CEO and President of Sensata. “In addition, during the quarter the Company was awarded its largest ever design win for a new electric vehicle battery disconnect system for a major North American OEM, further demonstrating Sensata’s ability to capitalize on our electrification strategy to grow through new product design and new market opportunities.”
Operating results for the second quarter of 2022 compared to the second quarter of 2021 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was a record $1,020.5 million, an increase of $27.9 million, or 2.8%, compared to $992.7 million in the second quarter of 2021.
•Revenue increased 2.2% on an organic basis, which excludes a decrease of (2.2%) from foreign currency exchange rates and an increase of 2.8% from acquisitions, each versus the prior-year period.
Operating income:
•Operating income was $138.9 million, or 13.6% of revenue, a decrease of $(25.8) million, or (15.7%), compared to operating income of $164.8 million, or 16.6% of revenue, in the second quarter of 2021.
•Adjusted operating income was $193.8 million, or 19.0% of revenue, a decrease of $(15.5) million, or (7.4%), compared to adjusted operating income of $209.3 million, or 21.1% of revenue, in the second quarter of 2021.
Earnings per share:
•Earnings per share was $0.22, a decrease of $(0.49), or (69.0%), compared to earnings per share of $0.71 in the second quarter of 2021.
•Adjusted earnings per share was $0.83, a decrease of $(0.12), or (12.6%), compared to adjusted earnings per share of $0.95 in the second quarter of 2021.

•Changes in foreign currency exchange rates decreased Sensata's adjusted earnings per share by $(0.05) in the second quarter of 2022 compared to the prior-year period.
Sensata generated $94.5 million of operating cash flow in the second quarter of 2022 compared to $163.4 million in the prior-year period. The Company's free cash flow totaled $56.2 million in the second quarter of 2022 compared to $127.0 million in the prior-year period.
During the second quarter of 2022, Sensata repurchased nearly 1.7 million ordinary shares for total consideration of $77.0 million as part of its existing share repurchase program. The Company also returned approximately $17.2 million to shareholders through its first quarterly dividend paid on May 25, 2022.
Operating results for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $1,996.3 million, an increase of $61.1 million, or 3.2%, compared to $1,935.2 million in the six months ended June 30, 2021.
•Revenue increased 1.1% on an organic basis, which excludes a decrease of (1.3%) from foreign currency exchange rates and an increase of 3.4% from acquisitions, each versus the prior-year period.
Operating income:
•Operating income was $264.9 million, or 13.3% of revenue, a decrease of $(57.3) million, or (17.8%), compared to operating income of $322.2 million, or 16.7% of revenue, in the six months ended June 30, 2021.
•Adjusted operating income was $376.3 million, or 18.8% of revenue, a decrease of $(31.1) million, or (7.6%), compared to adjusted operating income of $407.4 million, or 21.1% of revenue, in the six months ended June 30, 2021.
Earnings per share:
•Earnings per share was $0.36, a decrease of $(0.69), or (65.7%), compared to earnings per share of $1.05 in the six months ended June 30, 2021.
•Adjusted earnings per share was $1.60, a decrease of $(0.21), or (11.6%), compared to adjusted earnings per share of $1.81 in the six months ended June 30, 2021.
•Changes in foreign currency exchange rates decreased Sensata's adjusted earnings per share by $(0.02) in the six months ended June 30, 2022 compared to the prior-year period.
Sensata generated $141.9 million of operating cash flow in the six months ended June 30, 2022, compared to $267.9 million in the prior-year period. The Company's free cash flow totaled $67.8 million in the six months ended June 30, 2022 compared to $204.4 million in the prior-year period.
During the six months ended June 30, 2022, Sensata repurchased approximately 2.8 million ordinary shares for total consideration of $144.3 million as part of its existing share repurchase program.

“We are continuing to monitor supply chain challenges and the macroeconomic backdrop. Sensata is working closely with our customers to understand their current needs and we are leveraging the deep experience of our management team to respond accordingly in these uncertain times. As a result of the investments we are making, we are continuing to post record levels of new business wins and we are confident that we are well positioned for the future," Cote added.
Segment Performance

	For the three months ended June 30,		For the six months ended June 30,
$ in 000s	2022	2021	2022	2021
Performance Sensing
Revenue	$746,882	$741,852	$1,464,579	$1,456,364
Operating income	$185,519	$202,064	$366,157	$397,908
% of Performance Sensing revenue	24.8%	27.2%	25.0%	27.3%

Sensing Solutions
Revenue	$273,666	$250,808	$531,739	$478,824
Operating income	$79,488	$76,549	$152,003	$143,443
% of Sensing Solutions revenue	29.0%	30.5%	28.6%	30.0%
Quarterly Dividend
Sensata recently announced a quarterly dividend of $0.11 per share, payable on August 24, 2022 to shareholders of record as of August 10, 2022.
Guidance
"Sensata delivered solid financial performance in a challenging second quarter, posting 2.8% revenue growth and 19.0% adjusted operating income margin," said Paul Vasington, EVP and CFO of Sensata. “For the third quarter of 2022, we expect revenue of $980 to $1,020 million and adjusted EPS of $0.81 to $0.89. For fiscal year 2022, we are adjusting our annual financial guidance calling for revenue of $3,970 to $4,050 million and adjusted EPS of $3.30 to $3.42. This updated guidance includes the previously announced acquisition of Dynapower and divestiture of Qinex."

Fiscal Year 2022 Guidance
$ in millions, except EPS	FY-22 Guidance	FY-21	Y/Y Change
Revenue	$3,970- $4,050	$3,820.8	4% - 6%
organic growth			3% - 5%
Adjusted Operating Income	$758 - $782	$806.0	(6%) - (3%)
Adjusted Net Income	$514 - $534	$566.8	(9%) - (6%)
Adjusted EPS	$3.30 - $3.42	$3.56	(7%) - (4%)
Versus the prior year, Sensata expects that changes in foreign currency exchange rates will decrease revenue by approximately $(76) million at the midpoint and decrease adjusted EPS by approximately $(0.11) at the midpoint for fiscal year 2022.

Q3 2022 Guidance
$ in millions, except EPS	Q3-22 Guidance	Q3-21	Y/Y Change
Revenue	$980 - $1,020	$951.0	3% - 7%
organic growth			2% - 6%
Adjusted Operating Income	$187 - $199	$201.0	(7%) - (1%)
Adjusted Net Income	$126 - $138	$138.6	(9%) - 0%
Adjusted EPS	$0.81 - $0.89	$0.87	(7%) - 2%

Versus the prior-year period, Sensata expects that changes in foreign currency exchange rates will decrease revenue by approximately $(23) million at the midpoint and decrease adjusted EPS by approximately $(0.02) at the midpoint in the third quarter of 2022.
Conference Call and Webcast
Sensata will conduct a conference call today at 8:00 a.m. Eastern Time to discuss its second quarter of 2022 financial results and its outlook for the third quarter and full year 2022. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Q2 2022 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until August 2, 2022. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 4911125.
About Sensata Technologies
Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial, and aerospace industries. With more than 21,000 employees and operations in 13 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, more electrified, and more connected. For more information, please visit Sensata’s website at www.sensata.com.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods and measured on either a reported, constant currency, or an organic basis, the latter of which excludes the net impact of acquisitions and divestitures for the 12-month period following the respective transaction date(s) and the effect of foreign currency exchange rate differences between the comparative periods. Such changes are also considered non-GAAP measures.

Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are described in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are described in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, (3) deferred gain or loss on derivative instruments, and (4) step-up inventory amortization.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.

Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net revenue	$1,020,548	$992,660	$1,996,318	$1,935,188
Operating costs and expenses:
Cost of revenue	686,603	658,285	1,343,683	1,293,634
Research and development	47,971	42,913	93,951	78,869
Selling, general and administrative	97,329	86,821	193,009	163,944
Amortization of intangible assets	36,805	34,857	74,172	66,921
Restructuring and other charges, net	12,897	5,029	26,630	9,611
Total operating costs and expenses	881,605	827,905	1,731,445	1,612,979
Operating income	138,943	164,755	264,873	322,209
Interest expense, net	(44,842)	(45,213)	(90,287)	(89,256)
Other, net	(39,240)	1,012	(89,696)	(38,385)
Income before taxes	54,861	120,554	84,890	194,568
Provision for income taxes	20,020	7,638	27,608	27,919
Net Income	34,841	112,916	57,282	166,649

Net income per share:
Basic	$0.22	$0.71	$0.36	$1.05
Diluted	$0.22	$0.71	$0.36	$1.05

Weighted-average ordinary shares outstanding:
Basic	156,477	158,208	156,950	157,986
Diluted	156,994	159,344	157,812	159,287

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,558,578	$1,708,955
Accounts receivable, net of allowances	743,048	653,438
Inventories	656,736	588,231
Prepaid expenses and other current assets	161,367	126,370
Total current assets	3,119,729	3,076,994
Property, plant and equipment, net	825,862	820,933
Goodwill	3,534,438	3,502,063
Other intangible assets, net	904,929	946,731
Deferred income tax assets	101,899	105,028
Other assets	119,820	162,017
Total assets	$8,606,677	$8,613,766

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt, finance lease and other financing obligations	$6,566	$6,833
Accounts payable	537,261	459,093
Income taxes payable	15,309	26,517
Accrued expenses and other current liabilities	327,993	343,816
Total current liabilities	887,129	836,259
Deferred income tax liabilities	341,383	339,273
Pension and other post-retirement benefit obligations	37,863	38,758
Finance lease and other financing obligations, less current portion	25,623	26,564
Long-term debt, net	4,213,512	4,214,946
Other long-term liabilities	77,583	63,232
Total liabilities	5,583,093	5,519,032
Total shareholders' equity	3,023,584	3,094,734
Total liabilities and shareholders' equity	$8,606,677	$8,613,766

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$57,282	$166,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	62,882	62,833
Amortization of debt issuance costs	3,433	3,426
Share-based compensation	15,739	11,475
Loss on debt financing	—	30,066
Amortization of intangible assets	74,172	66,921
Deferred income taxes	(5,211)	(7,070)
Acquisition-related compensation payments	(15,000)	—
Mark-to-market loss on equity investments, net	71,100	—
Unrealized loss on derivative instruments and other	20,669	12,700
Changes in operating assets and liabilities, net of effects of acquisitions	(143,178)	(79,069)
Net cash provided by operating activities	141,888	267,931

Cash flows from investing activities:
Acquisitions, net of cash received	(48,989)	(421,951)
Additions to property, plant and equipment and capitalized software	(74,069)	(63,572)
Investment in debt and equity securities	(6,878)	(6,444)
Other	152	2,862
Net cash used in investing activities	(129,784)	(489,105)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	14,577	17,957
Payment of employee restricted stock tax withholdings	(7,577)	(7,948)
Proceeds from borrowings on debt	—	1,001,875
Payments on debt	(5,664)	(757,889)
Dividends paid	(17,225)	—
Payments to repurchase ordinary shares	(144,279)	—
Payments of debt financing costs	(2,313)	(33,032)
Net cash (used in)/provided by financing activities	(162,481)	220,963
Net change in cash and cash equivalents	(150,377)	(211)
Cash and cash equivalents, beginning of year	1,708,955	1,861,980
Cash and cash equivalents, end of period	$1,558,578	$1,861,769

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Performance Sensing	73.2%	74.7%	73.4%	75.3%
Sensing Solutions	26.8%	25.3%	26.6%	24.7%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Americas	42.1%	38.0%	41.0%	37.2%
Europe	26.0%	27.2%	26.1%	27.8%
Asia/Rest of World	31.9%	34.8%	32.9%	35.0%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Automotive (1)	50.6%	53.4%	51.5%	55.7%
Heavy vehicle and off-road	23.6%	22.5%	22.8%	20.7%
Industrial	12.0%	10.6%	11.9%	10.1%
Appliance and HVAC	5.7%	6.4%	5.8%	6.4%
Aerospace	3.8%	3.3%	3.6%	3.4%
All other	4.3%	3.8%	4.4%	3.7%
Total	100.0%	100.0%	100.0%	100.0%
(1)    Includes amounts reflected in the Sensing Solutions segment as follows: $9.9 million and $12.1 million of revenue in the three months ended June 30, 2022 and 2021, respectively, and $19.2 million and $23.6 million of revenue in the six months ended June 30, 2022 and 2021, respectively.
Market Outgrowth (Unaudited)

	For the three months ended June 30, 2022			For the six months ended June 30, 2022
	Reported Growth	Organic Growth	End Market Decline(1)	Reported Growth	Organic Growth	End Market Decline(1)
Sensata	2.8%	2.2%	(0.9%)	3.2%	1.1%	(3.3%)
(1) End Market excludes (3.4%) and (2.8%) inventory build in the three months and six months ended June 30, 2021, respectively.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended June 30, 2022
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$138,943	13.6%	$20,020	$34,841	$0.22
Non-GAAP adjustments:
Restructuring related and other	3,888	0.4%	(36)	4,294	0.03
Financing and other transaction costs (1)	14,434	1.4%	(450)	28,277	0.18
Step-up depreciation and amortization	35,318	3.5%	—	35,318	0.22
Deferred loss on derivative instruments	1,190	0.1%	(4,013)	15,431	0.10
Amortization of debt issuance costs	—	—%	—	1,717	0.01
Deferred taxes and other tax related (2)	—	—%	9,669	9,669	0.06
Total adjustments	54,830	5.4%	5,170	94,706	0.60
Adjusted (non-GAAP)	$193,773	19.0%	$14,850	$129,547	$0.83
(1)    Includes a mark-to-market loss on our investment in Quanergy Systems, Inc of $11.8 million, recorded in other, net. Also includes $12.8 million of expense related to compensation arrangements entered into concurrent with the closing of an acquisition, partially offset by $3.3 million of gains, which relate to changes in the fair value of acquisition-related contingent consideration amounts, each recorded in restructuring and other charges, net. Refer to our Quarterly Report on Form 10-Q for additional information.
(2)    Includes $11.4 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent company in the Netherlands. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.

($ in thousands, except per share amounts)	For the three months ended June 30, 2021
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$164,755	16.6%	$7,638	$112,916	$0.71
Non-GAAP adjustments:
Restructuring related and other	5,738	0.6%	(85)	6,926	0.04
Financing and other transaction costs	2,544	0.3%	(443)	1,267	0.01
Step-up depreciation and amortization	33,684	3.4%	—	33,684	0.21
Deferred loss on derivative instruments	2,595	0.3%	(352)	1,057	0.01
Amortization of debt issuance costs	—	—%	—	1,715	0.01
Deferred taxes and other tax related	—	—%	(6,200)	(6,200)	(0.04)
Total adjustments	44,561	4.5%	(7,080)	38,449	0.24
Adjusted (non-GAAP)	$209,316	21.1%	$14,718	$151,365	$0.95

($ in thousands, except per share amounts)	For the six months ended June 30, 2022
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$264,873	13.3%	$27,608	$57,282	$0.36
Non-GAAP adjustments:
Restructuring related and other	8,037	0.4%	(136)	8,343	0.05
Financing and other transaction costs (1)	30,259	1.5%	(994)	102,837	0.65
Step-up depreciation and amortization	71,263	3.6%	—	71,263	0.45
Deferred loss on derivative instruments	1,842	0.1%	(2,202)	8,470	0.05
Amortization of debt issuance costs	—	—%	—	3,433	0.02
Deferred taxes and other tax related (2)	—	—%	1,334	1,334	0.01
Total adjustments	111,401	5.6%	(1,998)	195,680	1.24
Adjusted (non-GAAP)	$376,274	18.8%	$29,606	$252,962	$1.60
(1)    Includes a mark-to-market loss on our investment in Quanergy Systems, Inc of $71.7 million, recorded in other, net. Also includes $31.1 million of expense related to compensation arrangements entered into concurrent with the closing of an acquisition, partially offset by $9.4 million of gains, which relate to changes in the fair value of acquisition-related contingent consideration amounts, each recorded in restructuring and other charges, net. Refer to our Quarterly Report on Form 10-Q for additional information.
(2)    Includes $11.4 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent companies in the Netherlands and the United States. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.

($ in thousands, except per share amounts)	For the six months ended June 30, 2021
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$322,209	16.7%	$27,919	$166,649	$1.05
Non-GAAP adjustments:
Restructuring related and other	10,263	0.5%	(286)	14,217	0.09
Financing and other transaction costs (1)	7,115	0.4%	(3,546)	34,072	0.21
Step-up depreciation and amortization	63,380	3.3%	—	63,380	0.40
Deferred loss on derivative instruments	4,435	0.2%	(1,100)	3,302	0.02
Amortization of debt issuance costs	—	—%	—	3,426	0.02
Deferred taxes and other tax related (2)	—	—%	3,922	3,922	0.02
Total adjustments	85,193	4.4%	(1,010)	122,319	0.77
Adjusted (non-GAAP)	$407,402	21.1%	$28,929	$288,968	$1.81
(1)    Includes a $30.1 million loss recognized in the first quarter of 2021 related to the early redemption of our 6.25% Senior Notes due 2026 at 103.125%. The loss primarily includes the payment of $23.4 million for the early redemption premium, with the remaining loss representing write-off of debt discounts and deferred financing costs. The loss is presented in other, net in our condensed consolidated statement of operations. Refer to our Quarterly Report on Form 10-Q for additional information.
(2)    Includes $10.9 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent company in the Netherlands. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Cost of revenue	$1,215	$3,038	$3,375	$5,453
Selling, general and administrative	5,699	3,253	10,730	7,641
Amortization of intangible assets	35,019	33,241	70,666	62,488
Restructuring and other charges, net (1)	12,897	5,029	26,630	9,611
Operating income adjustments	54,830	44,561	111,401	85,193
Interest expense, net	1,717	1,715	3,433	3,426
Other, net (2)	32,989	(747)	82,844	34,710
Provision for income taxes (3)	5,170	(7,080)	(1,998)	(1,010)
Net income adjustments	$94,706	$38,449	$195,680	$122,319
(1)    The three and six months ended June 30, 2022 include $12.8M and $31.1M, respectively, of expense related to compensation arrangements entered into concurrent with the closing of an acquisition. The six months ended June 30, 2022 also includes $9.4M of gains, which relate to changes in the fair value of acquisition-related contingent consideration amounts.
(2)    The three and six months ended June 30, 2022 include a mark-to-market loss on our investment in Quanergy Systems, Inc of $11.8 million and $71.7 million, respectively. Refer to our Quarterly Report on Form 10-Q for additional information. The six months ended June 30, 2021 includes a $30.1 million loss recognized in the first quarter of 2021 related to the early redemption of our 6.25% Senior Notes due 2026 at 103.125%. The loss primarily reflects the payment of $23.4 million for the early redemption premium, with the remaining loss representing write-off of debt discounts and deferred financing costs.
(3)    Each period presented includes current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent company in the Netherlands. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital. This includes $11.4 million in each of the three and six months ended June 30, 2022, and $10.1 million and $10.9 million, in the three and six months ended June 30, 2021, respectively.
Free cash flow

($ in thousands)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% △	2022	2021	% △
Net cash provided by operating activities	$94,533	$163,420	(42.2%)	$141,888	$267,931	(47.0%)
Additions to property, plant and equipment and capitalized software	(38,358)	(36,400)	(5.4%)	(74,069)	(63,572)	(16.5%)
Free cash flow	$56,175	$127,020	(55.8%)	$67,819	$204,359	(66.8%)

Adjusted EBITDA

		For the three months ended June 30,		For the six months ended June 30,
(in thousands)	LTM	2022	2021	2022	2021
Net income	$254,213	$34,841	$112,916	$57,282	$166,649
Interest expense, net	180,322	44,842	45,213	90,287	89,256
Provision for income taxes	50,026	20,020	7,638	27,608	27,919
Depreciation expense	125,008	31,351	31,636	62,882	62,833
Amortization of intangible assets	141,380	36,805	34,857	74,172	66,921
EBITDA	750,949	167,859	232,260	312,231	413,578
Non-GAAP Adjustments
Restructuring related and other	17,746	4,330	7,011	8,479	14,377
Financing and other transaction costs	107,255	28,727	1,710	103,831	37,618
Deferred loss on derivative instruments	17,564	19,444	1,409	10,672	4,402
Adjusted EBITDA	$893,514	$220,360	$242,390	$435,213	$469,975

Net debt and leverage

	As of
($ in thousands)	June 30, 2022	December 31, 2021
Current portion of long-term debt, finance lease and other financing obligations	$6,566	$6,833
Finance lease and other financing obligations, less current portion	25,623	26,564
Long-term debt, net	4,213,512	4,214,946
Total debt, finance lease, and other financing obligations	4,245,701	4,248,343
Less: discount, net of premium	(4,317)	(5,207)
Less: deferred financing costs	(26,691)	(26,682)
Total gross indebtedness	4,276,709	4,280,232
Less: Cash and cash equivalents	1,558,578	1,708,955
Net debt	$2,718,131	$2,571,277

Adjusted EBITDA (LTM)	$893,514	$928,276
Net leverage ratio	3.0	2.8

Guidance

	Three months ending September 30, 2022
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$141.5	$151.0	$63.8	$72.3	$0.41	$0.46
Restructuring related and other	4.0	4.5	3.5	4.0	0.02	0.03
Financing and other transaction costs(1)	7.5	8.5	7.0	8.0	0.05	0.05
Step-up depreciation and amortization(1)	34.0	35.0	34.0	35.0	0.22	0.23
Deferred (gain)/loss on derivative instruments(2)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.7	1.7	0.01	0.01
Deferred taxes and other tax related	—	—	16.0	17.0	0.10	0.11
Non-GAAP	$187.0	$199.0	$126.0	$138.0	$0.81	$0.89
Weighted-average diluted shares outstanding (in millions)					155.2	155.2

	Full year ending December 31, 2022
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$559.2	$578.2	$198.5	$211.5	$1.29	$1.37
Restructuring related and other	13.0	14.0	12.0	13.0	0.08	0.08
Financing and other transaction costs(1)	46.0	48.0	117.0	119.0	0.75	0.76
Step-up depreciation and amortization(1)	138.0	140.0	138.0	140.0	0.88	0.90
Deferred (gain)/loss on derivative instruments(2)	1.8	1.8	8.5	8.5	0.05	0.05
Amortization of debt issuance costs	—	—	7.0	7.0	0.04	0.04
Deferred taxes and other tax related	—	—	33.0	35.0	0.21	0.22
Non-GAAP	$758.0	$782.0	$514.0	$534.0	$3.30	$3.42
Weighted-average diluted shares outstanding (in millions)					156.0	156.0
(1)    Amounts do not contemplate the effects of future acquisitions, divestitures, or financing transactions that occur beyond our most recent fiscal period end, including the acquisition of Dynapower and the sale of Qinex each of which occurred subsequent to June 30, 2022.
(2) We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

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Investors:		Media:
Jacob Sayer		Alexia Taxiarchos
(508) 236-1666		(508) 236-1761
jsayer@sensata.com		ataxiarchos@sensata.com